Exhibit 99.5

LAPORTE SAVINGS BANK, MHC SPECIAL MEETING	REVOCABLE PROXY CARD

The undersigned hereby appoints the full Board of Directors of LaPorte Savings Bank, MHC (the “Mutual Holding Company”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of the Mutual Holding Company (the “Meeting”) to be held at The LaPorte Savings Bank, 710 Indiana Avenue, LaPorte, Indiana, at 6:00 p.m., Central Time, on September 25, 2012, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows:

The approval of a plan of conversion and reorganization whereby LaPorte Savings Bank, MHC and LaPorte Bancorp, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure;	FOR	☐	Please vote by marking one of the boxes with an “X”

and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered.	AGAINST	☐

The Board of Directors recommends a vote “FOR” the proposal

VOTING FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF LAPORTE BANCORP, INC. (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON SHAREHOLDER RIGHTS PROVISIONS AND THE ESTABLISHMENT OF A LIQUIDATION ACCOUNT FOR THE BENEFIT OF ELIGIBLE DEPOSITORS OF THE LAPORTE SAVINGS BANK) AND THE AMENDMENT TO THE LAPORTE SAVINGS BANK’S CHARTER TO PROVIDE FOR A LIQUIDATION ACCOUNT FOR ELIGIBLE DEPOSITORS. AS A RESULT OF THE CONVERSION, MEMBERS OF LAPORTE SAVINGS BANK, MHC WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME SHAREHOLDERS OF LAPORTE BANCORP, INC.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE.

CONTROL NUMBER

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▲    Detach the proxy voting card here    ▲

Your Board of Directors unanimously recommends

a vote “FOR” the Plan of Conversion and Reorganization.

Your Board of Directors believes that converting to a full stock ownership structure will best support future growth and expanded services.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION.

Vote by Internet or Telephone 24 hours a day, 7 days a week.

Internet	Telephone	Mail
[website]	[phone number]
Use the internet to vote your proxy. Have your Proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box above, to create and submit an electronic ballot.	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box above, and then follow the directions given.	Mark, sign and date your Proxy Card and return it in the postage-prepaid Proxy Card reply envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to return your proxy card(s) by mail.

Each Proxy Card has a unique control number.

If you choose to vote by Internet or by Telephone, please enter the control number from each Proxy Card.

A detachable Stock Order Form is on the facing page.

LAPORTE SAVINGS BANK, MHC SPECIAL MEETING	REVOCABLE PROXY CARD

IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED

IF NO CHOICE IS MADE HEREON

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of LaPorte Savings Bank, MHC at said Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting and attached proxy statement dated                     , 2012, prior to the execution of this proxy.

SIGNATURE	DATE

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE.

NONE ARE DUPLICATES.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF LAPORTE BANCORP, INC. COMMON STOCK IN THE CONVERSION OFFERING.

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▲    Detach the proxy voting card here    ▲

Your Board of Directors unanimously recommends

a vote “FOR” the Plan of Conversion and Reorganization.

Your Board of Directors believes that converting to a full

stock ownership structure will best support future growth

and expanded services.

Your “FOR” vote is very important!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND

REORGANIZATION.

A detachable Stock Order Form is on the facing page.

LaPorte Bancorp, Inc. Stock Order Form Instructions Stock Information Center: (855)573-4143

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $8.00 per share. The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by an individual or through a single qualifying account is 50,000 shares, including him/herself or with an associate or group of persons acting in concert. For additional information, see “The Conversion and Offering” in the Prospectus dated [Date].

Item 3a – Payment for shares may be made by check, bank draft or money order payable to LaPorte Bancorp, Inc. DO NOT MAIL CASH. Funds received during the offering will be held in a segregated account at The LaPorte Savings Bank and will earn interest at a rate of 0.05% per annum until completion or termination of the offering.

Item 3b – To pay by withdrawal from a savings account or certificate of deposit at The LaPorte Savings Bank, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. The LaPorte Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you are not a depositor of The LaPorte Savings Bank on any of the key dates.

Item 5 – Please check one of these boxes if you are a director, officer, or employee of LaPorte Savings Bank, MHC, The LaPorte Savings Bank or LaPorte Bancorp, Inc., or a member of such person’s household.

Item 6 – Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 – Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated [date], please see the section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of LaPorte Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at (855) 573-4143. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the deposit holder’s names.

Item 9 – You should list qualifying accounts that you have or had with The LaPorte Savings Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 – Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [date], 2012 carefully before making an investment decision.

If you have any questions regarding the offering, please call our Stock Information Center at (855) 573-4143 to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday, 12:00 p.m. – 4:30 p.m., Tuesday – Thursday, 9:00 a.m. – 4:30 p.m. and Friday, 9:00 a.m. – 12:00 p.m., Central Time. You may want to meet in person with a representative by visiting our Stock Information Center located at our office at 710 Indiana Avenue, La Porte, IN, 46350. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

LaPorte Bancorp, Inc. Stock Order Form Instructions Stock Information Center: (855)573-4143

Stock Ownership Guide

Individual – The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries of this ownership.

Tenants in Common – Tenants in common may also identify two or more owners. When stock is to be held by tenants in common upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at The LaPorte Savings Bank. The stock cannot be held in a The LaPorte Savings Bank. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:

On Name Line 1 – list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #            ].

Address will be that of the broker/trust department to where the stock certificate will be sent.

The Social Security/Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act – For residents of Indiana and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:

One Name Line 1: print the name of the custodian followed by the abbreviation “CUST”

One Name Line 2: FBO (for benefit of) followed by the name of the minor, followed by UTMA- IN (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary of the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have any questions regarding the offering, please call our Stock Information Center at (855) 573-4143 to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday, 12:00 p.m. – 4:30 p.m., Tuesday – Thursday, 9:00 a.m. – 4:30 p.m. and Friday, 9:00 a.m. – 12:00 p.m., Central Time. You may want to meet in person with a representative by visiting our Stock Information Center located at our office at 710 Indiana Avenue, La Porte, IN, 46350. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Order Form Instructions)

STOCK ORDER AND CERTIFICATION FORM

SEND OVERNIGHT PACKAGES TO: LaPorte Bancorp, Inc. Attn: Stock Information Center 710 Indiana Avenue La Porte, IN, 46350 (855) 573-4143

Deadline: The Subscription Offering ends at 12:00 noon, Central Time, on [date]. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to the Stock Information Center located at the address on the top of this form. Faxes or copies of this form may not be accepted. LaPorte Bancorp, Inc. reserves the right to accept or reject improper order forms.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares		(2) Total Amount Due

THE MINIMUM PURCHASE IS 25 SHARES ($200). No person may purchase more than 50,000 shares ($400,000). Also, no person together with an associate or group of persons acting in concert may purchase more than 50,000 shares ($400,000).

	Price Per Share	$
X $8.00 =

(3a) Method of Payment – Check or Money Order

(4) Purchaser Information

      Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:

a.   ☐  Eligible Account Holder – Check here if you were a depositor with aggregate account balances of at least $50 on deposit with The LaPorte Savings Bank as of the close of business on March 31, 2011. Enter information in Section 9 for all deposit accounts that you had at The LaPorte Savings Bank on this date.

b.   ☐  Supplemental Eligible Account Holder – Check here if you were a depositor with aggregate account balances of at least $50 on deposit with The LaPorte Savings Bank as of the close of business on June 30, 2012 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at The LaPorte Savings Bank as of this date.

c.   ☐  Other Depositor – Check here if you were a depositor of The LaPorte Savings Bank as of [date], 2012 who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories. Enter information in Section 9 for all accounts that you had at The LaPorte Savings Bank as of this date.

d.   ☐  Local Community – Check here if you are not an Eligible or Supplemental Eligible Account Holder, or an Other Depositor, and you reside in the Indiana counties of LaPorte, Porter, Lake, St. Joseph and Starke and the Michigan county of Berrien.

e.   ☐  Public Shareholders – Public shareholders of LaPorte Bancorp, Inc. as of [date]

f.   ☐  General Public – Check here if none of the above categories apply to you.

Enclosed is a personal check, bank check or money order made payable to LaPorte Bancorp, Inc. in the amount of:	$

Checks will be cashed upon receipt.

(3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY

The undersigned authorizes withdrawal from The LaPorte Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. The LaPorte Savings Bank IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.

Account Number(s)	Withdrawal Amount(s)
$

$

$

Total Withdrawal Amount	$

(5) Check if you (or a household family member) are a: ☐ Director or Officer of LaPorte Savings Bank, MHC, The LaPorte Savings Bank or LaPorte Bancorp, Inc. ☐ Employee of LaPorte Savings Bank, MHC, The LaPorte Savings Bank or LaPorte Bancorp, Inc.
(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions.
(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance.

☐ Individual	☐ Tenants in Common	☐ Uniform Transfers to Minors Act	☐ Partnership
☐ Joint Tenants	☐ Individual Retirement Account	☐ Corporation	☐ Trust – Under Agreement Dated

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you have or had with The LaPorte Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

NAMES ON ACCOUNTS	ACCOUNT NUMBERS

(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by LaPorte Bancorp, Inc. no later than 12:00 noon, Central Time, on [date] otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)
*** ORDER NOT VALID UNLESS SIGNED *** ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec’d / Check# $ Check# $ Batch# Order # Category

(7) Associates/Acting in Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:

1)	any corporation or organization, other than LaPorte Bancorp Inc., The LaPorte Savings Bank or a majority-owned subsidiary of The LaPorte Savings Bank, of which the person is a senior officer, partner or 10% beneficial shareholder;

2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

3)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of LaPorte Bancorp, Inc. or The LaPorte Savings Bank.

Acting in Concert – The term “acting in concert” means:

1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering” for more information on purchase limitation and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by LaPorte Bancorp, Inc., this Stock Order and Certification Form may not be modified or cancelled without LaPorte Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $400,000 for any individual, together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and Reorganization and the Prospectus dated [date].

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY LAPORTE BANCORP, INC., THE LAPORTE SAVINGS BANK, OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at (855) 573-4143.

I further certify that, before purchasing the common stock of LaPorte Bancorp, Inc., I received the Prospectus dated [date] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page [16], which risks include but are not limited to the following:

1.	A significant portion of our loans are commercial loans, consisting of commercial real estate, five or more family and commercial business loans, which increases the risk in our loan portfolio.

2.	Because our mortgage warehousing line of business produces a significant portion of our interest income, the loss of such income due to increased competition would negatively affect our net income.

3.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

4.	The LaPorte Savings Bank’s reliance on brokered deposits could adversely affect its liquidity and operating results.

5.	Changing interest rates may hurt our profits and asset values.

6.	Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings.

7.	We could potentially recognize goodwill impairment charges, which may negatively impact our results of operations.

8.	Historically low interest rates may adversely affect our net interest income and profitability.

9.	Negative developments in the financial industry and the domestic and international credit markets may adversely affect our operations and results.

10.	Adverse conditions in the local economy or real estate market could hurt our profits.

11.	Slow growth in our market area has adversely affected, and may continue to adversely affect, our performance.

12.	Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

13.	Strong competition within our market area may limit our growth and profitability.

14.	We operate in a highly regulated environment, and changes in laws and regulations to which we are subject may adversely affect our results of operations.

15.	The expiration of full Federal Deposit Insurance Corporation insurance on certain non-interest bearing transaction accounts may increase our costs and reduce our liquidity levels.

16.	Our information systems may experience an interruption or breach in security.

17.	The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.

18.	Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.

19.	Our return on equity is expected to be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

20.	Our plan to increase the size of our employee stock ownership plan and adopt one or more new stock-based benefit plans would increase our expenses and reduce our income.

21.	The implementation of stock-based benefit plans may dilute your ownership interest. Historically, shareholders have approved these stock-based benefit plans.

22.	Various factors may make takeover attempts more difficult to achieve.

23.	There may be a decrease in shareholders’ rights for existing shareholders of LaPorte Bancorp, Inc.

24.	An active trading market for our common stock may not develop.

25.	The distribution of subscription rights could have adverse income tax consequences.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.